Calculation of Filing Fee Tables
S-8
Ryerson Holding Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	1,800,000	$ 27.88	$ 50,184,000.00	0.0001381	$ 6,930.41
Total Offering Amounts:						$ 50,184,000.00		$ 6,930.41
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,930.41
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 (the "Registration Statement") to which this exhibit relates shall also cover any additional shares of common stock, par value $0.01 per share ("Common Stock") of Ryerson Holding Corporation (the "Registrant") that become issuable under the Ryerson Holding Corporation Third Amended and Restated 2014 Omnibus Incentive Plan (the "Plan") to prevent dilution by reason of any stock dividend, stock split, recapitalization, or other adjustments of outstanding shares of Common Stock. (b) Represents 1,800,000 additional shares of Registrant Common Stock issuable pursuant to the Plan, which consists of (i) 1,500,000 shares of Registrant Common Stock that were reserved and available for delivery with respect to awards under the Plan pursuant to the amendment and restatement of the Plan, and (ii) 300,000 shares of Registrant Common Stock that may become available again for delivery with respect to awards under the Plan pursuant to the share counting, share recycling, and other terms and conditions of the Plan. (c) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low sales prices of the Registrant's Common Stock as reported on the New York Stock Exchange on May 1, 2026. (d) The amount of registration fee is calculated only with respect to the additional shares of Registrant Common Stock registered on this Registration Statement. The existing securities issuable under the Plan were registered, and the correlating registration fee paid, pursuant to the Registration Statements on Form S-8 (File Nos. 333-202816, 333-230267, 333-236890, 333-272507, and 333-293488) filed by the Registrant on March 17, 2015, March 14, 2019, March 4, 2020, June 8, 2023, and February 13, 2026, respectively.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources